UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2010

GC CHINA TURBINE CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33442	98-0536305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 86, Nanhu Avenue, East Lake Development Zone, Wuhan, Hubei Province 430223 People’s Republic of China
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  +8627-8798-5051

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On November 30, 2010, GC China Turbine Corp. (the “Company”) entered into a Termination, Release and Settlement Agreement (the “Agreement”) with Nordic Windpower USA, Inc. (“Nordic USA”), Nordic Windpower Limited (“Nordic UK”), Nordic Windpower Holdings, Inc. (“Nordic Holdings” and together with Nordic USA and Nordic UK, the “Nordic Group”), Deltawind AB (“Deltawind”), Luckcharm Holdings Limited (“Luckcharm”), Wuhan Guoce Nordic New Energy Co., Ltd. (“Wuhan”), Wuhan Guoce Science & Technology Co., Ltd. (“WGST”) and Wuhan Zhongjieneng New Energy Investment Ptd., Ltd. (“ZJN” and together with the Company, Luckcharm, Wuhan, WGST, the “GC China Group”).

Pursuant to the Agreement, the parties thereto agreed to the settlement of all disputes between the parties, including such disputes related to a technical license between Wuhan and Deltawind that was subsequently transferred from Deltawind to Nordic UK for certain manufacturing technology obtained or developed by Deltawind (the “Technical License”) and a lawsuit initiated by Nordic USA on December 23, 2009 in the United States District Court for the Northern District of California (civil case no. 09-03672-PJH), alleging that the Company was engaged in activities that infringed the Nordic Group’s rights and caused confusion in the Nordic Group’s target audiences (the “Lawsuit”) due, among other things, to the Company’s use of the term “NORDIC,” for which the Company is the owner of certain trademarks and trademark registrations in China.

Among other things, pursuant to the Agreement, the parties agree to dismiss the Lawsuit within 15 business days of the filing of an application for the termination of the Technical License with the relevant authority in the People’s Republic of China.  Further, the parties agreed that the Nordic Group shall not use the mark “NORDIC WINDPOWER” in China and the GC China Group shall not use the mark “NORDIC” or any confusingly similar marks outside of China, subject to legal requirements.  Further, the GC China Group consented to the Nordic Group’s use and registration of the mark or any mark incorporating the term “NORDIC” outside of China, and the Nordic Group consented to the GC China Group’s use and registration of the mark “GC NORDIC” or “GUOCE NORDIC” in China.

The Agreement also includes customary representations and warranties and standard reciprocal mutual releases and indemnification provisions between the parties.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01.

Section 9 - Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit
Number	Description

10.1	Termination, Release and Settlement Agreement, effective as of November 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2010	GC CHINA TURBINE CORP.

	By:	/s/ Ping Ye
Ping Ye
Chief Financial Officer